                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14A-6(E)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Rule 14a-12

                                   COVANTA ENERGY CORPORATION
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

Covanta Energy Corporation
40 Lane Road
Fairfield, New Jersey 07004

April 20, 2001

TO OUR SHAREHOLDERS:

    On behalf of the Board of Directors, it is my pleasure to invite you to attend Covanta Energy Corporation's 2001 Annual Meeting of Shareholders to be held at the Essex House hotel, 160 Central Park South, New York, New York at 9:30 a.m. (Eastern Daylight Savings Time), on Wednesday, May 23, 2001.

    The matters to be acted upon at the meeting are described in the attached Notice of Annual Meeting and Proxy Statement which we urge you to read carefully. Time will be set aside at the meeting for discussion of each item of business described in the Proxy Statement as well as any other matters of interest to you as a shareholder.

    Shareholders who find it convenient are cordially invited to attend the meeting in person. It is important that your shares be represented at the meeting. Accordingly, whether or not you expect to attend, you are urged to sign, date and return the enclosed proxy card in the enclosed postage paid envelope to ensure that your shares will be represented at the Annual Meeting.

GEORGE L. FARR
CHAIRMAN OF THE BOARD

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF COVANTA ENERGY CORPORATION

    Notice is hereby given that the Annual Meeting of Shareholders of Covanta Energy Corporation ("Covanta") will be held at the Essex House hotel, 160 Central Park South, New York, New York 10019 on Wednesday, May 23, 2001, at 9:30 a.m. (Eastern Daylight Savings Time), for the following purposes:

(1) To elect four directors to hold terms of office expiring at the Annual Meeting of Shareholders in 2004 and until their respective successors have been elected and qualified;

(2) To ratify the appointment of Deloitte & Touche LLP as auditors of Covanta and its subsidiaries for the year ending December 31, 2001;

(3) To consider and act upon a proposal made by a shareholder to "urge the Board of Directors to obtain prior shareholder approval for all future agreements that provide compensation for senior executives if there is a change in control of the Company"; and

(4) To consider and act upon such other business as may properly come before this Annual Meeting.

    The Board of Directors has fixed April 9, 2001 as the record date for this Annual Meeting and all shareholders of record of Covanta at the close of business on such date shall be entitled to notice of and to vote at this Annual Meeting.

                                           By Order of the Board of Directors

                                           JEFFREY R. HOROWITZ,
                                           SENIOR VICE PRESIDENT, LEGAL AFFAIRS
                                           AND SECRETARY

Dated:  Fairfield, New Jersey
      April 20, 2001

IMPORTANT

PLEASE DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED STAMPED, ADDRESSED ENVELOPE, SO THAT YOUR SHARES MAY BE VOTED IF YOU ARE UNABLE TO ATTEND THIS ANNUAL MEETING.

PROXY STATEMENT

    The following statement is submitted to shareholders in connection with the solicitation of proxies for the Annual Meeting of Shareholders of Covanta Energy Corporation ("Covanta" or the "Company") to be held on Wednesday, May 23, 2001 at 9:30 a.m. (Eastern Daylight Saving Time) at the Essex House hotel, 160 Central Park South, New York, New York 10019 (the "Annual Meeting"). A proxy card for this Annual Meeting is enclosed. This Proxy Statement and the accompanying proxy card are first being sent to shareholders on or about
April 20, 2001.

The purposes of the Annual Meeting are:

(1) To elect four directors to hold terms of office expiring at the Annual Meeting of Shareholders in 2004 and until their respective successors have been elected and qualified;

(2) To ratify the appointment of Deloitte & Touche LLP as auditors of Covanta and its subsidiaries for the year ending December 31, 2001;

(3) To consider and act upon a proposal made by a shareholder to "urge the Board of Directors to obtain prior shareholder approval for all future agreements that provide compensation for senior executives if there is a change in control of the Company"; and

(4) To consider and act upon such other business as may properly come before this Annual Meeting.

    The solicitation of proxies to which this Proxy Statement relates is made by and on behalf of the Board of Directors of Covanta. The costs of this solicitation will be paid by Covanta. Such costs include preparation, printing and mailing of the Notice of Annual Meeting, proxy cards and Proxy Statement. The solicitation will be conducted principally by mail, although directors, officers and employees of Covanta and its subsidiaries (at no additional compensation) may solicit proxies personally or by telephone and telegram. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for proxy material to be sent to their principals, and Covanta will reimburse such persons for their expenses in so doing. Covanta is also retaining D.F. King & Co., Inc. to solicit proxies and will pay D.F. King &
Co., Inc. a fee of $8,500 in connection therewith.

    The shares represented by all valid proxies in the enclosed form will be voted if received in time for this Annual Meeting in accordance with the specifications, if any, made on the proxy card. If no specification is made, the proxies will be voted FOR the nominees named in this Proxy Statement, FOR Proposal (2) and AGAINST Proposal (3) as set forth above and described in this Proxy Statement. Each proxy is revocable at any time prior to being voted by delivering a subsequent proxy, by giving written notice to the Secretary of Covanta or by attending this Annual Meeting and voting in person, provided that such action must be taken in sufficient time to permit the necessary examination and tabulation of the revocation or the subsequent proxy before the vote is taken.

VOTING SECURITIES

    As of April 9, 2001, the record date for this Annual Meeting, Covanta had outstanding 49,754,105 shares of Common Stock and 35,312 shares of $1.875 Cumulative Convertible Preferred Stock, Partially Participating, excluding shares held in Covanta's corporate treasury. Each share of Common Stock is entitled to one vote and each share of preferred stock is entitled to one-half vote per share on all matters to come before this Annual Meeting, including the election of directors.

    Covanta has been advised by Greenway Partners, L.P., Reich & Tang Asset Management L.P., FMR Corp. and Dimensional Fund Advisors, Inc. that they, along with certain members of their group or respective investment managers, are each the beneficial owner of more than 5% of Covanta's Common Stock, which shares were acquired for investment purposes for certain of their advisory clients. The following table sets forth certain information concerning the foregoing:

                                   NAME AND ADDRESS                 AMOUNT AND NATURE      PERCENT
TITLE OF CLASS                   OF BENEFICIAL OWNER             OF BENEFICIAL OWNERSHIP   OF CLASS
--------------         ----------------------------------------  -----------------------   --------
Common...............  Greenway Partners, L.P.                   6,289,800 shares (1  )      12.7
                       277 Park Avenue, 27th Floor
                       New York, New York 10017

Common...............  Reich & Tang Asset Management L.P.        3,009,900 shares (2  )       6.1
                       600 Fifth Avenue
                       New York, New York 10020

Common...............  FMR Corp.                                 2,896,030 shares (3  )       5.8
                       82 Devonshire Street
                       Boston, Massachusetts 02109

Common...............  Dimensional Fund Advisors, Inc.           2,502,789 shares (4  )       5.0
                       1299 Ocean Avenue, 11th Floor
                       Santa Monica, California 90401

------------------------

(1) A Schedule 13D/A Report dated March 12, 2001 shows that 380,000 shares are held with sole voting power, 5,909,800 shares are held with shared voting power, 380,000 shares are held with sole dispositive power and 5,909,800 shares are held with shared dispositive power.

(2) A Schedule 13G Report dated February 15, 2001 shows that 3,009,900 shares are held with shared voting power and 3,009,900 shares are held with shared dispositive power.

(3) A Schedule 13G/A Report dated February 14, 2001 shows that 499,900 shares are held with sole power to vote or to direct the vote and 2,896,030 shares are held with sole power to dispose or direct the disposition thereof.

(4) A Schedule 13G Report dated February 2, 2001 shows that 2,502,789 shares are held with sole power to vote or to direct the vote and sole power to dispose or direct the disposition thereof.

    The proxy card provides space for a shareholder to withhold voting for any or all nominees for the Board of Directors, or to abstain from voting for any proposal if the shareholder chooses to do so. Each nominee for election as a director requires a plurality of the votes cast in order to be elected. Proposals (2) and (3) require the affirmative vote of the holders of a majority of the votes represented by shares present at the Annual Meeting, in person or by proxy and entitled to vote. With respect to the election of directors, only shares that are voted in favor of a particular nominee will be counted towards achievement of a plurality; where a shareholder properly withholds authority to vote for a particular nominee such shares will not be counted towards such nominee's or any other nominee's achievement of plurality. With respect to the other Proposals to be acted upon: (i) if a shareholder abstains from voting on the proposal, such shares are considered present at the meeting for quorum purposes but, since they are not affirmative votes for the proposal, they will have the same effect as votes against the proposal and (ii) under Delaware law, shares registered in the names of brokers or other "street name" nominees for which proxies are voted on some but not all matters will be considered to be voted only as to those matters actually voted, and will not have the effect of either an affirmative or negative vote as to the matters with respect to which the broker does not have authority to vote and a beneficial holder has not provided voting instructions (commonly referred to as "broker non-votes").

COMMITTEES OF THE BOARD OF DIRECTORS

    COMPENSATION COMMITTEE. The Compensation Committee is composed of four independent "non-employee directors" within the meaning of Rule 16b-3 promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended, and "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, who are not employees or members of management of Covanta or any of its subsidiaries. The Compensation Committee is responsible for reviewing and approving compensation and benefit plans for Covanta and providing independent judgment as to the fairness of the compensation and benefit arrangements for senior management of Covanta and its subsidiaries. The Compensation Committee determines the method of payment to be used for performance-based compensation; recommends the amount and form of remuneration for non-employee members of the Board of Directors; determines the Chief Executive Officer's compensation; and reviews and approves the annual salary, bonus and other benefits, direct or indirect, of other designated members of senior management of Covanta and its subsidiaries. There were eight meetings of the Compensation Committee during 2000.

    AUDIT COMMITTEE. The Audit Committee is composed of four independent and financially literate non-employee outside directors as those terms are used in the New York Stock Exchange rules, one or more members of which has accounting or financial management expertise. The Audit Committee's principal functions are to evaluate and review financial procedures, controls and reporting; compliance with Covanta's Corporate Policy of Business Conduct; recommend to the board external auditors; approve the budgeted fees for external audit services; nominate to the Chairman of the Board Covanta's Chief Accounting Officer; and consult with the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and the internal auditor as to any significant risks or obligations. The Committee also assesses measures taken by management to manage these risks; assesses the manner and extent of the audit to be carried out by Covanta's internal and external auditors; reviews the adequacy of internal controls; discusses the results of the annual audit with the external auditors; reviews annually the business expenses of the members of the Board of Directors and the Chief Executive Officer; and reviews with management all interim and audited financial statements contained in reports filed with the Securities and Exchange Commission. There were six meetings of the Audit Committee during 2000.

    GOVERNANCE COMMITTEE. The Governance Committee is composed of five independent non-employee outside directors. The Governance Committee's principal functions are to review and evaluate Covanta's Board practices. In particular, the Committee will be responsible for monitoring and making recommendations on issues such as Board size and composition, and CEO performance. The Committee reviews, on an ongoing basis, the Board's performance as a whole as it relates to recognized "best Board practices" in the area of corporate governance. The Committee also makes recommendations to the Board of Directors with respect to nominees for new directors (including nominations submitted in writing by shareholders in compliance with the requirements of Covanta's By-laws) and board committee memberships with direct input from the Chairman of the Board of Directors, Chief Executive Officer and the other directors. There were six meetings of the Governance Committee during 2000.

    FINANCE COMMITTEE. The Finance Committee is composed of five independent non-employee outside directors. The principal responsibilities of the Finance Committee are to review cash management policies, procedures and performance; Covanta's banking relationships; and corporate transactions involving investments, divestitures, loans, guarantees and expenditures involving transactions exceeding $25 million. The Committee also reviews the annual capital plan of investment results, strategic asset allocation, balance sheet structure and the management of equity capital and risk management techniques. The Committee also submits a report of its activities to the Board of Directors at least annually. There were four meetings of the Finance Committee during 2000.

    During 2000 the Board of Directors held six regularly scheduled meetings and four special meetings. Each incumbent director attended at least 75% of the aggregate 2000 meetings of the Board of Directors and of the committees on which such director served.

DIRECTOR COMPENSATION

    (a)  Directors Fees

    Each director who is not an employee of Covanta or a Covanta subsidiary receives an annual director's retainer fee of $35,000 plus a meeting fee of $1,500 for each Board of Directors meeting attended. Each non-employee director will also receive a meeting fee of $1,500 for each committee meeting attended. All directors are reimbursed for expenses incurred in attending Board of Directors and committee meetings. Directors who are employees of Covanta or a Covanta subsidiary receive no additional compensation for serving on the Board of Directors or any committee.

    (b)  Stock Options

    Pursuant to the Covanta Amended and Restated 1999 Stock Incentive Plan (the "1999 Plan"), the Board of Directors may award annual grants of Directors Stock Options and limited stock appreciation rights of up to 2,500 shares of Covanta Common Stock to each non-employee director, at an exercise price equal to the Fair Market Value on the date of grant. On January 20, 2000, each non-employee director was granted an option for 2,500 shares at an exercise price of $12.9688 per share, the Fair Market Value of a share of Covanta Common Stock on the date of grant. Each option is a ten year grant vesting at the rate of 33.3% each year over a period of three years.

    (c)  Restricted Stock

    On February 17, 2000 the Board of Directors adopted the Covanta Restricted Stock Plan for Non-Employee Directors (the "Director's Restricted Stock Plan") which is administered by the Board of Directors and provides that only non-employee directors are eligible to receive awards. Each award of restricted stock will vest upon the earliest of the third month following the date of grant; the non-employee director's attainment of age 72; the non-employee director's disability; or the non-employee director's death. Shares are freely transferable after they become vested subject to meeting certain SEC requirements. All unvested shares of restricted stock are forfeited upon the director's termination of directorship for any reason, other than death or disability. Shares become fully vested upon a change-in-control of the company. Shares of Common Stock to be issued under the Director's Restricted Stock Plan will be made from shares held in Covanta's treasury, the maximum aggregate number of shares authorized to be issued is 100,000 shares and the purchase price for each share issued is zero.

    Under the Director's Restricted Stock Plan, each non-employee director will automatically be paid in the form of restricted stock as follows: (i) 50% of the director's annual retainer fees as of the first Board Meeting of each fiscal year based on the closing price of a share of Common Stock on the date of such meeting and (ii) 50% of the director's meeting fees as of the last day of each calendar quarter in which such meeting occurs based on the average closing price of a share of Common Stock for the calendar quarter. In the event of a change-in-control of Covanta, shares of restricted stock which would otherwise be made on the last day of the calendar quarter in which the change-in-control occurs, will be made on the date of the change-in-control.

    In recognition of the special role that Mr. Farr is performing as Covanta's Chairman of the Board, the Board of Directors authorized a special compensation package for Mr. Farr that will apply only during the period of time in which he is serving in this special role. The compensation package provides for a monthly retainer of $35,000, payable 50% in cash and 50% in restricted stock at the end of each quarter, commencing during the first quarter of 2000 and subject to review by the Compensation Committee on a quarterly basis. During this period of time Mr. Farr will not be paid any director or committee retainer or meeting fees.

SECURITY OWNERSHIP BY MANAGEMENT

    Information about the Common Stock beneficially owned as of March 31, 2001 by each nominee, each director, each executive officer named in the summary compensation table and all directors and executive officers of Covanta as a group is set forth as follows:

                                                   AMOUNT AND NATURE OF
NAME OF BENEFICIAL OWNER                        BENEFICIAL OWNERSHIP (1)(2)
------------------------                        ---------------------------
Anthony J. Bolland............................              36,656(3)
Paul B. Clements..............................              79,369(4)
Lynde H. Coit.................................             108,665(4)
Raymond E. Dombrowski, Jr*....................              32,500(4)
Norman G. Einspruch...........................              18,815(3)
George L. Farr................................             179,629(3)
Jeffrey F. Friedman...........................              34,838(3)
Jeffrey R. Horowitz...........................              64,668(4)
Scott G. Mackin...............................             458,800(4)
Craig G. Matthews.............................                   0
Judith D. Moyers..............................              11,728(3)
Homer A. Neal.................................               5,422(3)
Robert E. Smith...............................               5,952(3)
Bruce W. Stone................................              46,662(4)
Joseph A. Tato................................               1,466
Helmut F.O. Volcker...........................              32,735(3)
Robert R. Womack..............................               6,211
All executive officers and directors as a
  group
  (27 persons) including those named above....           1,485,338(5)

------------------------

(1) Except as otherwise noted, each individual owns all shares directly and has sole investment and voting power with respect to all shares. No officer or director owns shares of Covanta Series A Preferred Stock.

(2) The beneficial ownership of each individual is less than 1.0% of the class.

(3) Includes: 11,667 shares for Mr. Bolland, 1,667 shares for Dr. Einspruch, 48,667 shares for Mr. Farr, 16,667 shares for Mr. Friedman, 1,667 shares for Ms. Moyers, 1,667 shares for Dr. Neal, 1,667 shares for Mr. Smith and 21,667 shares for Dr. Volcker, subject to stock options which are exercisable and restricted stock which will vest within 60 days of March 31, 2001. Also includes:

    2,735 shares held by Dr. Einspruch in a Keogh Plan and 14,202 shares held in a revocable trust, 100,000 shares held by a partnership in which Mr. Farr is a partner, 12,000 shares held by Mr. Friedman in an IRA, and 100 shares held by Dr. Neal jointly with his wife over which Dr. Neal has shared voting and investment authority with his wife.

(4) Includes: 72,668 shares for Mr. Clements; 100,000 shares for Mr. Coit; 20,000 shares for Mr. Dombrowski; 58,668 shares for Mr. Horowitz; 406,000 shares for Mr. Mackin; and 18,332 shares for Mr. Stone, subject to stock options which are exercisable within 60 days of March 31, 2001.

(5) Includes 1,119,339 shares subject to stock options which are exercisable and restricted stock which becomes vested within 60 days of March 31, 2001.

    *Mr. Dombrowski resigned his position on January 22, 2001. See "Employment Contracts, Termination of Employment and Change in Control Arrangements" below.

ELECTION OF DIRECTORS--PROPOSAL NUMBER (1)

PROPOSED ACTION

    The Covanta Board of Directors is proposing the election of four directors. The directors will be elected for terms expiring at the Annual Meeting of Shareholders in 2004 and until their respective successors have been elected and qualified.

DESCRIPTION OF PROPOSAL

    The Board of Directors has nominated the four persons named in the table below for election as the class of Directors whose terms expire at the 2004 Annual Meeting of Shareholders and until their respective successors are elected and qualified. Covanta has no reason to believe that any such nominee will be unable to serve as a director if elected, but if any nominee should subsequently become unavailable to serve as a director, the persons named as proxies, or their respective substitutes, may, in their discretion, vote for a substitute nominee designated by the Board of Directors or, alternatively, the Board of Directors may reduce the number of directors to be elected at this Annual Meeting.

    Messrs. Smith and Bolland were elected directors at Covanta's 1990 and 1998 Annual Meeting of Shareholders, respectively. Mr. Mackin was appointed a director and President and Chief Executive Officer of Covanta in September 1999. Prior thereto, Mr. Mackin served as an Executive Vice President of Covanta and since 1991 he has served as President and Chief Operating Officer of Covanta Energy

Group, Inc., a major subsidiary of Covanta. Mr. Matthews has been nominated to replace Judith D. Moyers, who will be retiring from the Board following the 2001 Annual Meeting.

    Mr. Matthews graduated from Rutgers University in 1965 with a Bachelor's Degree in Civil Engineering and in 1971 obtained his M.S. Degree in Industrial Management/Finance from Polytechnic University. Since 1965, Mr. Matthews has held various management positions in the corporate planning, financial, marketing and engineering areas of Brooklyn Union Corporation. Since 1991, he has served as Executive Vice President with responsibility for Brooklyn Union's financial, gas supply, energy-related investments and information systems and strategic planning functions. On May 28, 1998, Brooklyn Union's parent company merged with Long Island Lighting Company, forming a company called KeySpan Corporation. On January 28, 1999, Mr. Matthews was promoted to President and Chief Operating Officer of KeySpan and President and Chief Operating Officer of its major subsidiary, KeySpan Energy Delivery, formerly the Brooklyn Union Corporation. On March 1, 2001, Mr. Matthews was named KeySpan's Vice Chairman and appointed to its Board of Directors. Mr. Matthews is a member of the Board of Directors of the American Gas Association and Chairman of the Board's Research Committee. He is also a director of the Houston Exploration Company and KeySpan Corporation.

NOMINEES

    The following table sets forth certain information concerning the nominees for election as directors.

                                                                                    FIRST BECAME
NAME, AGE, AND OTHER INFORMATION  TERM TO EXPIRE        PRINCIPAL OCCUPATION         A DIRECTOR
--------------------------------  --------------   -------------------------------  ------------
Anthony J. Bolland: Age 47.....        2004        Managing Director, Boston             1998
Chairman of Covanta's Finance                      Ventures Management, Inc.
Committee and member of
Covanta's Audit Committee;
Director of Production Resource
Group, Inc. and Northern Light
Technology Corporation.

Scott G. Mackin: Age 44........        2004        President and Chief Executive        1999*
                                                   Officer, Covanta and Covanta
                                                   Energy Group, Inc., a Covanta
                                                   subsidiary

                                                                                    FIRST BECAME
NAME, AGE, AND OTHER INFORMATION  TERM TO EXPIRE        PRINCIPAL OCCUPATION         A DIRECTOR
--------------------------------  --------------   -------------------------------  ------------
Craig G. Matthews: Age 57......        2004        Vice Chairman and Chief                 --
Director of the Houston                            Operating Officer, KeySpan
Exploration Company and KeySpan                    Corporation; President and
Corporation                                        Chief Operating Officer of its
                                                   principal subsidiary, KeySpan
                                                   Energy Delivery

Robert E. Smith: Age 65........        2004        Counsel, Rosenman & Colin LLP,        1990
Member of Covanta's Audit and                      a law firm.
Governance Committees.

------------------------

* Mr. Mackin was appointed a director and President and Chief Executive Officer of Ogden Corporation by the Board of Directors on September 16, 1999 to fill a vacancy created by the resignation of a director whose term would have expired in 2001.

DIRECTORS WHOSE TERMS CONTINUE

    The following table sets forth certain information concerning directors whose terms are continuing.

                                                                                    FIRST BECAME
NAME, AGE, AND OTHER INFORMATION  TERM TO EXPIRE        PRINCIPAL OCCUPATION         A DIRECTOR
--------------------------------  --------------   -------------------------------  ------------
George L. Farr: Age 60.........        2002        Principal, Muirhead Holdings,        1999
Chairman of Covanta's Board of                     LLC; former Vice Chairman,
Directors; Director of Swiss                       American Express Company.
Reinsurance Co., Zurich,
Switzerland; Director of MISYS
PLC, London, England.

Jeffrey F. Friedman: Age 54....        2002        Investment Manager, Dreyfus          1998
Chairman of Covanta's Audit                        Corporation.
Committee and member of
Covanta's Finance Committee.

                                                                                    FIRST BECAME
NAME, AGE, AND OTHER INFORMATION  TERM TO EXPIRE        PRINCIPAL OCCUPATION         A DIRECTOR
--------------------------------  --------------   -------------------------------  ------------
Helmut F.O. Volcker: Age 66....        2002        Professor of Energy Technology,      1994
Member of Covanta's Governance                     University of Essen, Germany.
and Finance Committees; Chairman
of the Technical Advisory Board,
Alstom Power Boiler GmbH,
Stuttgart, Germany.

Norman G. Einspruch: Age 68....        2003        Professor and Senior Fellow,         1981
Chairman of Covanta's                              College of Engineering,
Compensation Committee and                         University of Miami.
member of Covanta's Finance
Committee.

Homer A. Neal: Age 58..........        2003        Samuel A. Goudsmit                   1988
Chairman of Covanta's Governance                   Distinguished University
Committee and member of                            Professor of Physics and
Covanta's Compensation                             Director of Project Atlas,
Committee; Director of Ford                        University of Michigan.
Motor Company.

Joseph A. Tato: Age 47.........        2003        Member, LeBoeuf, Lamb, Green &       2000
Member of Covanta's Governance                     MacRae, LLP, a law firm.
and Finance Committees.

Robert R. Womack: Age 63.......        2003        Retired Chairman and CEO, Zurn       2000
Member of Covanta's Audit and                      Industries, Inc.
Compensation Committees;
Chairman of the Board of
Precision Partners, Inc.;
Director of Commercial Metals
Company and U.S. Industries,
Inc.

VOTE REQUIRED

    Election of directors is by a plurality vote. Accordingly, the four persons nominated in accordance with Covanta's By-laws who receive the greatest number of affirmative votes will be elected.

RECOMMENDATION

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF ALL FOUR NOMINEES NAMED ABOVE AS DIRECTORS--PROPOSAL NUMBER (1)

RATIFICATION OF AUDITORS--PROPOSAL NUMBER (2)

PROPOSED ACTION

    Shareholders are requested to ratify the continued appointment of Deloitte & Touche LLP as auditors of Covanta and its subsidiaries for the year 2001. A representative of Deloitte & Touche LLP is expected to be present at this Annual Meeting with the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.

DESCRIPTION OF PROPOSAL

    Deloitte & Touche LLP has been Covanta's auditors since 1951. Audit and other services rendered by Deloitte & Touche LLP for the fiscal year ended December 31, 2000, in addition to the audit of the consolidated financial statements, included: review of financial and related information that is to be included in filings with the Securities and Exchange Commission; consultation during the year on matters related to accounting and financial reporting; audits of financial statements of certain subsidiary companies; audits of employee benefit plans contained in filings required pursuant to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); consulting services; and meeting with Covanta's Audit Committee on matters related to the audit. Although Covanta is not required to submit the selection of auditors to the shareholders for ratification, it has elected to do so. In the event such selection is not ratified, Covanta would consider the selection of other auditors for fiscal years after 2001. However, it would not be possible to replace Deloitte & Touche LLP as auditors for the 2001 fiscal year without significant disruption of Covanta's business.

VOTE REQUIRED

    The affirmative vote of the holders of a majority of the votes present at this Annual Meeting in person or by proxy and entitled to vote will be required to approve the continued appointment of Deloitte & Touche LLP as auditors of Covanta and its subsidiaries for the year 2001.

RECOMMENDATION

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR PROPOSAL NUMBER (2)

SHAREHOLDER PROPOSAL--PROPOSAL NUMBER (3)

    Amalgamated Bank Long View MidCap 400 Index Fund ("Amalgamated") has been the beneficial owner of shares of the Company's Common Stock with a market value of at least $2,000, has held such shares continuously for at least one year and has advised it intends to maintain such ownership through the date of the 2001 Annual Shareholders Meeting. Amalgamated has submitted the following resolution and supporting statement for inclusion in this Proxy Statement and will cause the resolution to be introduced at the Annual Shareholders Meeting:

    RESOLVED: The shareholders of Ogden Corporation ("Ogden" or the "Company") urge the Board of Directors to obtain prior shareholder approval for all future agreements that provide compensation for senior executives if there is a change in control of the Company.

                              SUPPORTING STATEMENT

    Ogden Corporation has entered into employment agreements with its Chief Executive Officer and several other senior officers, which agreements provide these officers with special severance compensation in certain situations where there is a change in control of the Company.

    These severance agreements, commonly known as "golden parachutes," provide that if the covered officers resign or are terminated under circumstances covered by the employment agreement, the CEO shall be entitled to receive a cash payment equal to the product of five times his base salary at the highest annual rate in effect at any time prior to the termination date, and the highest amount of annual bonus payable at any time prior to the termination date and, if applicable, an additional payment equal to the amount of any excise tax imposed on any payments under the agreement (including the additional payment) under the excess parachute payments of the Internal Revenue Code. Other senior officials are entitled to receive multiples of their base salary and annual bonus.

    These agreements could generate individual severance packages exceeding $5 million apiece if the golden parachutes are ever exercised.

    Ogden's golden parachute agreements were adopted without the prior approval of shareholders, and we believe that shareholders should be able to vote on such agreements in the future, as a means of assessing potential conflicts of interest between executives and shareholders.

    In our view, golden parachutes have the potential to create the wrong incentives, reduce shareholder value and reward mismanagement. Change in control concerns are more likely to occur if executives have managed the company in ways that do not maximize shareholder value, and the existence of golden parachutes can allow covered executives to walk away with millions of dollars even if shareholder value has suffered during their tenure.

    Shareholder value at Ogden has suffered in recent years. Although the last year has seen a modest improvement, the fact remains that as of mid-January 2001, Ogden's stock is still trading below levels seen five years ago. During the same five year period, the stock has underperformed the S&P 500 and the MidCap 400 indices.

    We believe that shareholders should have the opportunity to review Ogden parachute arrangements in the future.

    We Urge You To Vote FOR This Resolution

BOARD OF DIRECTORS' REASONS FOR OPPOSING THE PROPOSAL

    The Board of Directors believes that agreements which provide compensation to employees in the event of an acquisition of the Company (formerly known as Ogden) are consistent with sound corporate governance and serve the best interest of the shareholders. These agreements provide an incentive for employees to remain with the Company in the face of real uncertainty about their future careers and employment prospects that arises in connection with a potential acquisition. Without these agreements, there would be a significant risk that key employees would resign from the Company during negotiations for the sale of the Company, which would potentially harm the shareholders by reducing the price at which the Company could be sold or leaving the Company without important management resources if the sale did not occur.

    The Board of Directors further believes that change-of-control employment agreements can be necessary to attract and retain top management talent. While the Board of Directors does not currently expect that the Company will enter into additional change-of-control employment agreements, this may change as future circumstances dictate. In the event of any such change, the Board of Directors expects to limit the amount of severance benefits in any such employment agreement to not more than three years compensation. Requiring shareholder approval of change-in-control agreements would hamper the Board's flexibility to act promptly, decisively and with a competitive edge in attracting and retaining top level management. Since very few of the Company's competitors in the labor market require such approval and since these types of agreements are very common, the Company would be at a distinct disadvantage in management hiring.

    For the reasons set forth above, the Board of Directors urges shareholders to reject this proposal.

VOTE REQUIRED

    The affirmative vote of the holders of a majority of the votes present at this Annual Meeting in person or by proxy and entitled to vote will be required to approve Proposal Number (3).

RECOMMENDATION

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE ADOPTION OF THE FOREGOING SHAREHOLDER PROPOSAL NUMBER (3). PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS OTHERWISE SPECIFY IN THEIR PROXIES.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of Covanta's Compensation Committee are Norman G. Einspruch, Chairman; Judith D. Moyers; Homer A. Neal; and Robert R. Womack. All of the foregoing members are "non-employee directors" (within the meaning of revised Rule 16b-3 promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended) and "outside directors" (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended) of Covanta who are not employees or members of management of Covanta or any of its subsidiaries.

    The Compensation Committee Report on Executive Compensation and the graphs which follow shall not be deemed to be incorporated by reference into any filing made by Covanta under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent Covanta incorporates such report and graphs by specific reference.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

THE EXECUTIVE COMPENSATION PROGRAM

PHILOSOPHY

    The Company's Compensation Committee (the "Committee") of the Board of Directors is responsible for developing the Company's executive compensation philosophy. In addition, the Committee administers the compensation program with respect to the Company's Chief Executive Officer ("CEO") and other senior executive officers.

    The primary goal of the Company's compensation philosophy is to establish incentives that encourage and reward the creation of shareholder value. This "pay-for-performance" principle permeates all elements of the Company's compensation program, which is designed to align executives' financial interests with those of our shareholders. The mix of direct compensation is being shifted toward a greater emphasis on long-term performance. The Company seeks to reward exceptional performers--those individuals whose job performance clearly exceeds expectations and is consistent with the Company's financial goals and corporate values.

    The Committee retains outside compensation consultants to assist in implementing the compensation philosophy and in periodically comparing the Company's compensation levels with other similarly sized companies in the markets in which it operates. These companies are included in the Standard & Poors indices shown in the performance graphs.

    To attract and retain high caliber executives, the Company targets its executives' total compensation opportunity for superior performance at approximately the 75th percentile of the competitive market. Actual compensation levels may vary, depending upon individual performance, achievement of business unit goals, the Company's results of operations and actual shareholder returns realized. The primary elements of the Company's current compensation arrangements are discussed below.

BASE SALARY

    The Company targets base salary levels to attract, motivate and retain talented executives who demonstrate the personal and professional qualities required to succeed in the Company's entrepreneurial culture and who meet or exceed our goals and standards for exceptional performance. As the Company continues to increase its emphasis on long-term incentive compensation, it is expected that while base salary will remain competitive, it will comprise a smaller proportion of the total compensation received by our executive officers.

ANNUAL INCENTIVE

    The Company's annual incentive bonus payments are designed to be highly variable based on the achievement of relevant quantitative and qualitative criteria established by the Committee, which may vary from year to year. Historically, annual incentive awards have been based upon any or all of the following elements: earnings-per-share, cash flow, business unit operating income and attainment of team and individual goals. For 2000, based on the changes in the nature of the Company's business, the Committee gave particular consideration to the growth in the Company's energy earnings before interest and taxes resulting from continuing operations (excluding the results of Ogden Environmental and Energy Services, corporate overhead and interest on corporate level debt) ("Energy EBIT") and extraordinary individual efforts in connection with the sale of non-core businesses and the financial restructuring of the Company. The Committee believes that annual incentive bonuses reinforce the Company's pay-for-performance philosophy and it intends to continue rewarding individuals whose performance contributes to the Company's achievement of its strategic and financial objectives. To emphasize our commitment to linking management incentives with shareholder value, a portion of annual incentive awards attributable to 2000 performance were paid in the form of the Company's restricted stock.

LONG-TERM INCENTIVES

    The Committee believes that creation of shareholder value is best facilitated through clear and uncomplicated long-term incentives. Accordingly, the Company grants stock options on an annual basis to encourage equity ownership and better align executives' and shareholders' interests. These grants currently vest over a three-year period and are concentrated among those executives who the Company believes have the greatest potential to substantially increase shareholder value. The size of these annual grants reflects a variety of factors, including corporate performance during the most recent fiscal year, overall compensation levels for comparable positions in the competitive market, consideration of a given individual's importance in implementing the Company's long-term strategic plan and an evaluation of individual performance and previous option grants.

CHIEF EXECUTIVE OFFICER (CEO) COMPENSATION

    In assessing competitors' compensation levels and practices, the Committee reviews data covering the industries within which the Company competes as well as general industry data. Consistent with the Company's pay-for-performance compensation philosophy and the desire to align Mr. Mackin's incentives with those of the Company's shareholders, Mr. Mackin's base salary for 2000 was set at $600,000 per annum and his target annual incentive bonus was set at 100% of his base salary. Mr. Mackin did not receive an option grant in 2000 since he received a front-loaded grant of 450,000 stock options in 1999.

    The Executive Performance Incentive Plan ("EIP") adopted by the Committee and the Board and approved by shareholders in 2000 sets forth a target bonus payment that can be earned by Mr. Mackin based upon achievement of one or more business criteria as designated by the Committee. For 2000, the Committee designated that the maximum funding for the CEO award be equal to 2% of positive Energy EBIT. The bonus actually earned by Mr. Mackin under the EIP was $650,000 in cash and $89,700 in the form of restricted stock.

    It is anticipated that only Covanta's Chief Executive Officer will be eligible to receive awards under the Executive Performance Incentive Plan for the 2001 fiscal year. For 2001, the maximum bonus award that may be paid to Mr. Mackin upon Covanta's achievement of the performance goals established by the Committee shall once again be equal to 2% of Energy EBIT. The bonus actually earned by Mr. Mackin will be based upon the achievement of other business objectives at the sole discretion of the Committee.

POLICY REGARDING DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    The Company's policy regarding deductibility of executive pay in excess of $1 million is to preserve the tax deductibility of such amounts by having annual incentive bonuses for executives and stock options qualified as performance-based compensation under the IRS rules. The EIP and the Company's 1999 Stock Incentive Plan, both of which were adopted by the Committee and the Board, and approved by shareholders, constitute the largest elements of the Company's senior executives' compensation packages. The Committee acknowledges that there may be certain non-cash "imputed income" items and certain non-incentive designed plans which may cause pay to exceed $1 million in any year. This policy does not contemplate restricting the Committee from using discretionary business judgment as it determines appropriate.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Norman G. Einspruch--Chairman, Compensation Committee
Judith Davidson Moyers
Homer A. Neal
Robert R. Womack

    The graph below compares the cumulative total shareholder return on Covanta's Common Stock for the last five fiscal years with the cumulative total shareholder return on the S&P 500 Index and the S&P Midcap 400 Index over the same period, assuming the investment of $100 in Covanta Common Stock and the reinvestment of all dividends.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
          COVANTA ENERGY CORPORATION, S&P 500 AND S&P MIDCAP 400 INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Dollars

                            1995   1996    1997    1998    1999    2000
COVANTA ENERGY CORPORATION   100   94.59  148.17  138.19    67.4   86.81
S&P COMPOSITE                100  122.96  163.98  210.84  255.22  231.98
S&P MIDCAP 400               100   119.2  157.65   180.4  206.97   243.2

    On September 17, 1999, the Company announced its intent to dispose of its entertainment and aviation businesses and to concentrate on its remaining business, energy, to eliminate its dividend and to replace its Chief Executive Officer. On September 17, 1999, December 31, 1999, December 29, 2000 and
April 12, 2001, the closing prices for a share of the Company's Common Stock on the New York Stock Exchange were $12.75, $11.9375, $15.375 and $16.56, respectively. From January 1, 2000 to December 31, 2000, the cumulative total return on the Company's Common Stock was 28.8%, on the S&P Midcap was 17.5% and on the S&P 500 was -9%.

    COMPARISON OF QUARTERLY CUMULATIVE TOTAL RETURN SINCE SEPTEMBER 17, 1999
          COVANTA ENERGY CORPORATION, S&P 500 AND S&P MIDCAP 400 INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Dollars

                            9/17/99  12/31/99  3/31/00  6/30/00  9/30/00  12/31/00  3/31/01
COVANTA ENERGY CORPORATION      100     93.63    93.63    70.59   106.38    120.59   131.76
S&P COMPOSITE                   100    114.88   117.51   114.39   113.28    104.42   104.42
S&P MIDCAP 400                  100    117.19   132.05    127.7   143.21     137.7    137.7

------------------------

NOTES TO GRAPHS:

    Assumes that the value of the investment in Covanta's Common Stock, and each index, was $100 on December 31, 1995 and on September 17, 1999, respectively, and that all dividends were reinvested.

                             EXECUTIVE COMPENSATION

    The following Summary Compensation Table sets forth the aggregate cash and non-cash compensation for each of the last three fiscal years awarded to, earned by or paid to the CEO of Covanta and each of Covanta's five other most highly compensated executive officers whose salary and bonus exceeded $100,000:

                         SUMMARY COMPENSATION TABLE(1)

                                                ANNUAL COMPENSATION             LONG TERM COMPENSATION
                                        -----------------------------------   --------------------------
                                                                                            SECURITIES
                                                              OTHER ANNUAL                  UNDERLYING        ALL OTHER
                                                              COMPENSATION    RESTRICTED     OPTIONS/        COMPENSATION
NAME AND PRINCIPAL POSITION    YEAR      SALARY     BONUS          (2)        STOCK (4)    LIMITED SARS          (3)
---------------------------  --------   --------   --------   -------------   ----------   -------------   ----------------
Scott G. Mackin,...........    2000     $600,000   $650,000      $     0       $ 89,700             0          $      0
President and Chief            1999      542,275    449,600            0        150,400       490,000           115,826
Executive Officer.             1998      517,275    575,000            0              0             0            97,019

Raymond E. Dombrowski,         2000     $300,000   $400,000      $     0       $ 45,000             0          $  6,660
Jr.,.......................    1999      300,000    300,000            0              0             0             2,667
Senior Vice President and      1998      132,869    110,000            0              0        50,000                 0
Chief Financial Officer.*

Bruce W. Stone,............    2000     $302,702   $240,000      $     0       $ 60,000             0          $      0
Executive Vice President       1999      291,059    172,425            0         57,575        55,000            54,168
and Chief Administrative       1998      281,216    225,000            0              0             0            49,562
Officer.

Lynde H. Coit,.............    2000     $290,000   $250,000      $     0       $ 40,000             0          $  6,535
Senior Vice President and      1999      290,000    250,000       11,500              0             0             6,400
General Counsel.               1998      270,000    210,000            0              0             0            46,720

Paul B. Clements,..........    2000     $235,000   $195,000      $     0       $ 45,000             0          $      0
Senior Vice President--        1999      220,000    138,750            0         46,250        50,000            40,956
Independent Power Plants.      1998      200,000    170,000            0              0        25,000            34,692

Jeffrey R. Horowitz,.......    2000     $209,796   $220,000      $     0       $ 50,000             0          $      0
Senior Vice President,         1999      200,000    112,500            0         37,500        50,000            36,590
Legal Affairs and              1998      192,120    145,000            0              0        20,000            34,616
Secretary.

------------------------------

* Mr. Dombrowski resigned his position on January 22, 2001. See "Employee Contracts, Termination of Employment and Change in Control Arrangements" below.

(1) Includes annual compensation awarded to, earned by or paid to the individual during the last three fiscal years, or any portion thereof, that the named individual served as an executive officer of Covanta.

(2) Amounts in this column represent cost of life insurance, car allowance, medical reimbursement and other personal benefits which in the aggregate exceeded the lesser of either $50,000 or 10% of the executive's combined salary and bonus.

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

(FOOTNOTES CONTINUED FROM PRECEDING PAGE)

(3) Includes, for the fiscal year ending December 31, 2000: (i) contributions in the amount of $9,868 credited to the account balances of each of Messrs. Mackin, Stone, Horowitz and Clements under the Company's Profit Sharing Plan; (ii) a special discretionary cash payment made to Messrs. Mackin, Stone, Horowitz and Clements in the amount of $105,958, $44,300, $26,722 and $31,088, respectively; and (iii) matching contributions in the amount of $6,535 and $6,660 were credited to the account balances of Messrs. Coit and Dombrowski, respectively, under the Covanta 401(k) Plan.

(4) Awards of restricted stock are based on the price of Covanta Common Stock on the date of award and vest at the rate of 50% each year over a period of two years from the date of award.

COVANTA ENERGY GROUP PENSION PLAN

    Scott G. Mackin, Jeffrey R. Horowitz, Paul B. Clements and Bruce W. Stone participate in the Company's Energy Group Pension Plan, a tax-qualified defined benefit plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. Under the Energy Group Pension Plan each participant who meets the plan's vesting requirements will be provided with an annual benefit at or after age 65 equal to 1.5% of the participant's average compensation during the five consecutive calendar years of employment out of the ten consecutive calendar years immediately preceding his retirement date or termination date during which such average is the highest, multiplied by his total years of service. Compensation includes salary and other compensation received during the year and deferred income earned, but does not include imputed income, severance pay, special discretionary cash payments or other non-cash compensation. The relationship of the covered compensation to the annual compensation shown in the Summary Compensation Table would be the Salary and Bonus columns and any car allowance. A plan participant who is at least age 55 and who retires after completion of at least five years of employment receives a benefit equal to the amount he would have received if he had retired at age 65, reduced by an amount equal to 0.5% of the benefit multiplied by the number of months between the date the participant commences receiving benefits and the date he would have commenced to receive benefits if he had not retired prior to age 65.

    Messrs. Mackin, Horowitz, Clements and Stone also participate in the Company's Energy Group Supplemental Deferred Benefit Plan, a deferred compensation plan which is not qualified for federal income tax purposes. The Energy Group Supplemental Benefit Plan provides that, in the event that the annual retirement benefit of any participant in the Energy Group Pension Plan, determined pursuant to such plan's benefit formula, cannot be paid because of certain limits on annual benefits and contributions imposed by the Code, the amount by which such benefit must be reduced will be paid to the participant from the general assets of the Company.

    The following table shows the estimated annual retirement benefits payable in the form of a life annuity at age 65 under the Energy Group Pension Plan and the Energy Group Supplemental Benefit Plan. Mr. Mackin has 14.5 years,
Mr. Stone has 24.8 years, Mr. Horowitz has 9.5 years and Mr. Clements has
7.1 years of credited service under the Energy Group Pension Plan as of December 31, 2000 and had annual average earnings for the last five years of $982,455, $489,544, $321,720 and $323,373 respectively.

   AVERAGE ANNUAL
    EARNINGS IN 5
     CONSECUTIVE
    HIGHEST PAID
    YEARS OUT OF
    LAST 10 YEARS       ESTIMATED ANNUAL RETIREMENT BENEFITS BASED ON YEARS OF SERVICE
      PRECEDING         ---------------------------------------------------------------
     RETIREMENT            5          10         15         20         25         30
---------------------   --------   --------   --------   --------   --------   --------
     $  320,000         $24,000    $ 48,000   $ 72,000   $ 96,000   $120,000   $144,000
        340,000          25,500      51,000     76,500    102,000    127,500    153,000
        360,000          27,000      54,000     81,000    108,000    135,000    162,000
        375,000          28,125      56,250     84,375    112,500    140,625    168,750
        400,000          30,000      60,000     90,000    120,000    150,000    180,000
        425,000          31,875      63,750     95,625    127,500    159,375    191,250
        450,000          33,750      67,500    101,250    135,000    168,750    202,500
        500,000          37,500      75,000    112,500    150,000    187,500    225,000
        550,000          41,250      82,500    123,750    165,000    205,250    247,500
        600,000          45,000      90,000    135,000    180,000    225,000    270,000
        625,000          46,875      93,750    140,625    187,500    234,375    281,250
        900,000          67,500     135,000    202,500    270,000    337,500    405,000
        950,000          71,250     142,500    213,750    285,000    356,250    427,500
      1,000,000          75,000     150,000    225,000    300,000    375,000    450,000

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL
  ARRANGEMENTS

EMPLOYMENT CONTRACTS

(A) Mr. Mackin is employed by Covanta as its President and Chief Executive Officer, pursuant to an employment agreement dated as of October 1, 1998 for a five year term commencing October 1, 1998 and continuing through September 30, 2003 and year to year thereafter, subject to the right of either party to terminate the agreement on any September 30 upon at least sixty (60) days prior written notice. The agreement provides for a minimum annual salary in the amount of $517,275, and an annual incentive bonus in such amount as may be determined by the Board of Directors. The agreement also provides that if Mr. Mackin terminates his employment for good reason, including a change in control (as defined in the agreement), or if his employment is terminated by Covanta for any reason other than for cause (as defined in the agreement) then he is entitled to a lump sum cash payment equal to the product of five times his base salary at the highest annual rate in effect at any time prior to the termination date, and the highest amount of annual bonus payable at any time prior to the termination date and, if applicable, an additional payment equal to the amount of any excise tax imposed on any payments under the agreement (including the additional payment) under the excess parachute payments of the Code.

(B) Mr. Stone is employed by Covanta as its Executive Vice President and Chief Administrative Officer pursuant to an employment agreement which continues through May 1, 2004, and from year to year thereafter. The annual salary under the agreement is fixed at a minimum of $291,059 with an annual incentive bonus in such amount as determined by the Board of Directors. The agreement also provides that if Mr. Stone's employment is terminated by Covanta Energy for any reason other than for cause (as defined in the agreement) or if Mr. Stone terminates employment for good reason, including a change in control (as defined in the agreement), then Mr. Stone is entitled to a lump sum cash payment equal to the product of five time his annualized base salary at the highest annual rate in effect at any time prior to the termination date and the highest amount of annual bonus payable at any time prior to the termination date.

(C) Mr. Coit is employed by Covanta as its Senior Vice President and General Counsel pursuant to an employment agreement dated as of March 1, 1999 which continues in effect until terminated by Mr. Coit, by Covanta or by Mr. Coit's death or total disability. The annual salary under the agreement is fixed at a minimum of $290,000 with an annual incentive bonus in such amount as determined by the Board of Directors. The agreement also provides that if Mr. Coit's employment is terminated by Covanta for any reason other than for cause (as defined in the agreement) or if Mr. Coit terminates employment for good reason, including a change in control (as defined in the Agreement), then Mr. Coit is entitled to a lump sum cash payment equal to the product of five times his base salary at the highest annual rate in effect at any time prior to the termination date and the highest amount of annual bonus payable at any time prior to the termination date.

(D) Mr. Horowitz is employed by Covanta as its Senior Vice President, Legal Affairs and Secretary, pursuant to an employment agreement effective May 1, 1999 and continuing until May 1, 2004 and thereafter from year to year. The annual salary under the agreement is fixed at a minimum of $201,721 with an annual incentive bonus in such amount as determined by the Board of Directors. The Agreement also provides that if Mr. Horowitz' employment is terminated for any reason other than for cause (as defined in the agreement) or if Mr. Horowitz terminates employment for good reason, including a change in control (as defined in the agreement), then Mr. Horowitz would be entitled to a lump sum cash payment equal to the product of five times his annualized base salary at the highest annual rate in effect at any time prior to the termination date and the highest amount of annual bonus payable at any time prior to the termination date.

(E) Mr. Clements is employed by Covanta as its Senior Vice President, Independent Power Projects, pursuant to an employment agreement effective May 1, 1999 and continuing until May 1, 2004 and thereafter from year to year. The annual salary under the agreement is fixed at a minimum of $220,000 with an annual incentive bonus in such amount as determined by the Board of Directors. The Agreement also provides that if Mr. Clements' employment is terminated for any reason other than for cause (as defined in the agreement) or if Mr. Clements terminates employment for good reason, including a change-in-control (as defined in the agreement), then
    Mr. Clements would be entitled to a lump sum cash payment equal to the product of five times his annualized base salary at the highest annual rate in effect at any time prior to the termination date and the highest amount of annual bonus payable at any time prior to the termination date.

TERMINATION OF EMPLOYMENT ARRANGEMENTS

    Mr. Dombrowski is employed by Covanta as Director of Restructuring Activities pursuant to a letter agreement effective as of January 22, 2001, which will continue through July 22, 2001. Pursuant to the letter agreement:
(i) Mr. Dombrowski's then existing employment agreement was terminated as of January 22, 2001; (ii) commencing February 1, 2001, he will receive a cash payment equal to the product of five times his base salary ($300,000) and his bonus ($400,000) payable monthly in 12 equal monthly installments; (iii) any excise tax imposed under the excess parachute section of the Internal Revenue Code as a result of the foregoing payments will be paid by Covanta; (iv) he will receive a cash payment equal to $45,000 in respect of accrued and unused vacation pay for the past two years; (v) during the six month period he will perform such duties as assigned to him by Covanta's President and Chief Executive Officer and will receive a monthly salary of $50,000 and an additional amount based on a formula using the average closing price of Covanta's stock for the last ten trading days prior to July 31, 2001, payable in cash or stock at Covanta's option; and (vi) he will receive an award of 15,000 shares of Covanta restricted stock which vests on July 31, 2001. If Covanta terminates the letter agreement for cause, his rights with respect to (v) above shall terminate.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    A loan was made by Covanta in 1989 to Lynde H. Coit, Senior Vice President and General Counsel of Covanta, to assist Mr. Coit in the purchase of a home in connection with his relocation. The loan is evidenced by a demand note, bearing interest at the rate of 8% per annum and is secured by a second mortgage on the premises. The maximum amount outstanding under the loan during 2000 was $145,000. As of December 31, 2000, there was an outstanding balance of $145,000.

    A loan was made by Covanta on December 16, 1998 to David L. Hahn, Senior Vice President, Aviation to assist Mr. Hahn in making improvements and additions to his existing home. The loan is evidenced by a promissory note bearing interest at the rate of 7% per annum. The maximum amount outstanding during 2000 under the promissory note was $344,942. As of December 31, 2000, there was an outstanding balance of $300,000 plus $44,942 of accrued interest, under the promissory note.

    The maximum amount outstanding during 2000 pursuant to a loan made by Covanta Energy in 1990 to Bruce W. Stone, an Executive Officer of Covanta, for the purpose of assisting him in the purchase of his home was $99,593. The loan is evidenced by a demand note bearing interest at the rate 8% per annum. As of December 31, 2000, there was an outstanding balance of $82,304, including accrued interest.

    On August 6, 1999, Covanta made loans to Messrs. Mackin, Stone and Coit for the purpose of paying the exercise price and withholding taxes in connection with their exercise of Covanta stock options which were expiring on August 9, 1999. All loans are evidenced by demand notes with interest accruing thereon at the short-term applicable federal rate compounded annually. As of December 31, 2000 the outstanding balances for Messrs. Mackin, Stone and Coit were $549,848, $473,958 and $106,864, respectively, including accrued interest.

    Robert E. Smith, a Covanta director, is counsel to the law firm of Rosenman & Colin LLP which during 2000 rendered legal services to Covanta principally in the area of litigation management.

    Mr. Tato, a Covanta director, is a member of the law firm of LeBoeuf, Lamb, Greene & MacRae, LLP which rendered services during 2000 to Covanta Energy Group, Inc., a Covanta subsidiary.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires Covanta's directors, officers and persons who beneficially own more than 10% of any class of Covanta's equity securities to file certain reports concerning their beneficial ownership and changes in their beneficial ownership of Covanta's equity securities. Covanta believes that during fiscal 2000 all persons who are required to file reports concerning their beneficial ownership as described above complied with their
Section 16(a) filing requirements.

                             AUDIT COMMITTEE REPORT

    Covanta's Audit Committee (the "Committee") operates under a formal, written Audit Committee Charter which was approved and adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Schedule A.

    Management is responsible for Covanta's internal controls and the financial reporting process. Covanta's independent accountants are responsible for performing an independent audit of Covanta's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

    The Committee reviewed and discussed the audited financial statements of Covanta for the fiscal year ended December 31, 2000 with Covanta's management and management represented to the Committee that Covanta's financial statements were prepared in accordance with Generally Accepted Accounting Principles. The Committee discussed with Deloitte & Touche LLP, Covanta's independent auditors, matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Committee also received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and the Committee discussed with Deloitte & Touche LLP their independence from Covanta and determined that the services provided by Deloitte & Touche LLP are compatible with maintaining their independence.

    Based on the Committee's discussions with management and Deloitte & Touche LLP and the committee's review of the representation of management and the report of the independent accountants to the Committee, the Committee recommended to the Board of Directors that Covanta's audited financial statements be included in Covanta's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Jeffrey F. Friedman--Chairman, Audit Committee
Anthony J. Bolland
Robert E. Smith
Robert R. Womack

AUDIT FEES

    The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company's annual financial statements and the review of the financial statements included in the Company's quarterly reports on Form 10-Q for the year 2000 was $1,699,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    Covanta did not engage Deloitte & Touche LLP to provide services to Covanta regarding financial information systems design and implementation during 2000.

ALL OTHER FEES

    The aggregate fees billed for services rendered by Deloitte & Touche LLP, other than the services described above, during the year 2000 was $8,172,000.

LEGAL PROCEEDINGS

(a) Shareholder Litigation

    As previously reported, certain complaints denominated as class actions (the "Actions") were filed during 1999 in the United States District Court for the Southern District of New York against the Company and certain of its former executive officers. On April 28, 2000, all defendants filed a motion to dismiss the Actions, with prejudice. On October 4, 2000, the Court issued a decision granting the defendants' motion in full, and dismissing the Actions with prejudice. A judgment to that effect was entered on October 9, 2000.

(b) Other Litigation

    As previously reported, during 1999, the Company received a summons and complaint filed in the Supreme Court of the State of New York, brought by R. Richard Ablon, the Company's former Chairman, President and Chief Executive Officer. In December 1999, a settlement was reached wherein, among other terms, Mr. Ablon agreed to withdraw his lawsuit by stipulation and without prejudice pending the payment of certain amounts on or before July 3, 2000, whereupon the withdrawal will automatically become a withdrawal with prejudice. All payments have been made as required under the settlement by July 3, 2000 and the lawsuit has been withdrawn with prejudice.

OTHER MATTERS

    Covanta has no knowledge of any matters to be presented to the meeting other than those set forth above. The persons named in the accompanying form of proxy will use their own discretion in voting with respect to any such matters.

    Any proposals of shareholders to be presented at Covanta's Annual Meeting of Shareholders in 2002 must be received at Covanta's principal executive offices, 40 Lane Road, Fairfield, New Jersey 07004, Attn: Secretary, not later than January 15, 2002.

HOW TO RECEIVE YOUR ANNUAL REPORT AND PROXY STATEMENT ON-LINE

    Save Covanta Energy Corporation future postage and printing expense by consenting to receive future annual reports and proxy statements on-line on the Internet.

    Most shareholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. Those shareholders will be given the opportunity to consent to future Internet delivery when they vote their proxy. (For some shareholders, this option is only available if you vote by Internet.)

    If you are not given an opportunity to consent to Internet delivery when you vote your proxy, contact the bank, broker or other holder of record through which you hold your shares and inquire about the availability of such an option for you.

    If you consent, your account will be so noted and, when Covanta's 2001 Annual Report and the Proxy Statement for the 2002 Annual Meeting of Shareholders become available, you will be notified on how to access them on the Internet. Any prior consent you have given will remain in effect until specifically revoked by you in the manner specified by the bank or broker that manages your account.

    If you do elect to receive your Covanta materials via the Internet, you can still request paper copies by contacting the Assistant Secretary at Covanta Energy Corporation, Two Pennsylvania Plaza, New York, NY 10121.

                                   SCHEDULE A
                           COVANTA ENERGY CORPORATION
                            AUDIT COMMITTEE CHARTER

    This Audit Committee Charter ("Charter") has been adopted pursuant to the Covanta Corporation Board of Directors Policies on Corporate Governance adopted by the Board of Directors (the "Board") of Covanta Energy Corporation (the "Company"). The Audit Committee of the Board (the "Committee") shall review and reassess this charter annually and recommend any proposed changes to the Board for approval.

ROLE AND INDEPENDENCE: ORGANIZATION

    The Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company. It may also have such other duties as may from time to time be assigned to it by the Board. The membership of the Committee shall consist of at least three directors, who are each free of any relationship that, in the opinion of the Board, may interfere with such member's individual exercise of independent judgment. Each Committee member shall also meet the independence and financial literacy requirements for serving on audit committees, and at least one member shall have accounting or related financial management expertise, all as set forth in the applicable rules of the New York Stock Exchange. The Committee shall maintain free and open communication with the independent auditors, the internal auditors and Company management. In discharging its oversight role, the Committee is empowered to investigate any matter relating to the Company's accounting, auditing, internal control or financial reporting practices brought to its attention, with full access to all Company books, records, facilities and personnel. The Committee may retain outside counsel, auditors or other advisors.

    One member of the Committee shall be appointed as chair. The chair shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas, and making regular reports to the Board. The chair will also maintain regular liaison with the Chairman of the Board, CEO, CFO, the lead independent audit partner and the director of internal audit.

    The Committee shall meet at least four times a year, or more frequently as the Committee or the Chairman of the Board considers necessary. At least once each year the Committee shall have separate private meetings with the independent auditors, management and the internal auditors. The Committee shall have an opportunity to meet with the independent auditors in executive session at each meeting.

RESPONSIBILITIES

    Although the Committee may wish to consider other duties from time to time, the general recurring activities of the Committee in carrying out its oversight role are described below. The Committee shall be responsible for:

    - Recommending to the Board the independent auditors to be nominated for shareholder approval to audit the financial statements of the Company. Such auditors are ultimately accountable to the Board and the Committee, as representatives of the shareholders.

    - Evaluating, together with the Board and management, the performance of the independent auditors and, where appropriate, replacing such auditors.

    - Obtaining annually from the independent auditors a formal written statement describing all relationships between the auditors and the Company, consistent with Independence Standards Board Standard Number 1. The Committee shall actively engage in a dialogue with the independent auditors with respect to any relationships that may impact the objectivity and independence of the auditors and shall take, or recommend that the Board take, appropriate actions to oversee and satisfy itself as to the auditors' independence.

    - Reviewing the audited financial statements and discussing them with management and the independent auditors. These discussions shall include the matters required to be discussed under Statement of Auditing Standards No. 61 and consideration of the quality of the Company's accounting principles as applied in its financial reporting, including a review of particularly sensitive accounting estimates, reserves and accruals, judgmental areas, audit adjustments (whether or not recorded), and other such inquiries as the Committee or the independent auditors shall deem appropriate. Based on such review, the Committee shall make its recommendation to the Board as to the approval of the Company's audited financial statements.

    - Issuing annually a report to be included in the Company's proxy statement as required by the rules of the Securities and Exchange Commission.

    - Overseeing the relationship with the independent auditors, including discussing with the auditors the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditors full access to the Committee (and the Board) to report on any and all appropriate matters.

    - Discussing with a representative of management and the independent auditors: (1) the interim financial information contained in the Company's Quarterly Report on Form 10-Q prior to its filing, (2) the earnings announcement prior to its release (if practicable), and (3) the results of the review of such information by the independent auditors.

    - Overseeing internal audit activities, including discussing with management and the internal auditors the internal audit function's organization, objectivity, responsibilities, plans, results, budget and staffing.

    - Discussing with management, the internal auditors and the independent auditors the quality and adequacy of and compliance with the Company's internal controls.

    - Discussing with management and/or the Company's general counsel any legal matters (including the status of pending litigation) that may have a material impact on the Company's financial statements, and any material reports or inquiries from regulatory or governmental agencies.

    - Approving the budgeted compensation for external audit services as recommended by the CFO.

    - Nominating the Chief Accounting Officer to the Chairman of the Board.

    - Discussing with the independent auditors the audit plan, changes from the audit plan and any serious difficulties or differences in opinion with management encountered during the audit.

    - Discussing with the Chief Accounting Officer significant findings during the year and management's responses, any difficulties encountered in the course of audits, including any restrictions on the scope of work or access to required information and any changes to the plan for Internal Audit.

    - Reviewing in summary form the business expenses incurred by members of the Board of Directors and the CEO.

    - Submitting a report of the results of its activities to the Board of Directors at least annually.

    The Committee's job is one of oversight. Management is responsible for the preparation of the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee and the Board recognize that management (including the internal audit staff) and the independent auditors have more resources and time, and more detailed knowledge and information regarding the Company's accounting, auditing, internal control and financial reporting practices than the Committee does; accordingly the Committee's oversight role does not provide any expert or special assurance as to the financial statements and other financial information provided by the Company to its shareholders and others.

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                                                         -----------------------

                                                         -----------------------

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                                                                 [LOGO]

                                               2001

                                                      NOTICE OF ANNUAL MEETING
                                                      AND PROXY STATEMENT

    . . . . . . . . . . . . . . . . . . . . . . . . . .

                                                      THE ANNUAL MEETING OF
                                                      SHAREHOLDERS WILL BE HELD
                                                      AT THE
                                                      ESSEX HOUSE HOTEL,
                                                      160 CENTRAL PARK SOUTH,
                                                      NEW YORK, NEW YORK AT
                                                      9:30 A.M. (EASTERN
                                                      DAYLIGHT
                                                      SAVINGS TIME)
                                                      ON WEDNESDAY, MAY 23,
                                                      2001.

--------------------------------------------------------------------------------

                          VOTE BY TELEPHONE OR INTERNET
                          24 HOURS A DAY,7 DAYS A WEEK

       TELEPHONE                   INTERNET                        MAIL
      800-648-2104     HTTP://PROXY.SHAREHOLDER.COM/COV

Use any touch-tone         Use the Internet to vote      Mark,sign and date your
telephone to vote your     your proxy. Have your         proxy card and return
proxy.Have your proxy      proxy card in hand when       it in the postage-paid
card in hand when you      you access the                envelope we have
call.You will be           website.You will be           provided.
prompted to enter your     prompted to enter your
control number,located     control number,located
in the box below,and       in the box below,to
then follow the simple     create an electronic
directions.                ballot.

Your telephone or Internet vote            -------------------------------------
authorizes the named proxies to vote       If you have submitted your proxy by
your shares in the same manner as if       telephone or the Internet there is no
you marked,signed and returned the         need for you to mail back your proxy.
proxy card.                                -------------------------------------







                                                    ----------------------------

CALL TOLL-FREE TO VOTE o IT'S FAST AND CONVENIENT        CONTROL NUMBER FOR
-------------------------------------------------   TELEPHONE OR INTERNET VOTING
                   800-648-2104                     ----------------------------
--------------------------------------------------

                    v DETACH PROXY CARD HERE IF YOU ARE NOT v
                         VOTING BY TELEPHONE OR INTERNET
--------------------------------------------------------------------------------

The proposals are fully explained in the enclosed Notice of Annual Meeting of Shareholders and Proxy Statement. To vote your proxy please mark by placing an "X" in the appropriate box, sign and date the Proxy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE FOUR DIRECTORS, "FOR" PROPOSAL 2 AND "AGAINST" PROPOSAL 3.

Proposal 1. Election of the following four nominee directors for a three year term.

            FOR election     |_|   WITHHOLD AUTHORITY     |_|   *EXCEPTIONS  |_|
            of all nominees        to vote for all
            listed below           nominees listed below.

Nominees: 01 - Scott G. Mackin, 02 - Anthony J. Bolland, 03 - Craig
G. Matthews, 04 - Robert E. Smith

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

*Exceptions ____________________________________________________________________

Proposal 2. Ratification of               Proposal 3. Shareholder proposal
            appointment of Deloitte &                 urging the board of
            Touche LLP as auditors of                 directors to obtain prior
            Covanta for the year 2001.                shareholder approval for
                                                      all future agreements that
                                                      provide compensation for
                                                      senior executives if there
                                                      is a change in control of
                                                      the company.

 FOR  |_|  AGAINST  |_|  ABSTAIN  |_|      FOR  |_|  AGAINST  |_|  ABSTAIN  |_|


                                  Check here if you
                                  Consent to future electronic delivery of |_| annual report/proxy statement (see explanation on the last page of the proxy statement)

                                  Discontinue mailing of annual report      |_|
                                  only

                                  Attend annual meeting                     |_|



                                  Dated __________________________________, 2001

                                  ______________________________________________
                                                    Signature

                                  ______________________________________________
                                            Signature, if held jointly

SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

IF YOU PLAN TO ATTEND THE MEETING PLEASE CHECK HERE. |_|

VOTES MUST BE INDICATED IN BLACK OR BLUE INK. |X|

--------------------------------------------------------------------------------

                               PLEASE DETACH HERE

               ^ YOU MUST DETACH THIS PORTION OF THE PROXY CARD ^
                  BEFORE RETURNING IT IN THE ENCLOSED ENVELOPE

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

PREFERRED

              COVANTA ENERGY CORPORATION -BOARD OF DIRECTORS PROXY

      KNOW ALL MEN BY THESE PRESENT that the undersigned shareholder of COVANTA ENERGY CORPORATION (the "Corporation ")does hereby constitute and appoint Scott G.Mackin and Jeffrey R.Horowitz,and each of them attorneys and proxies for the undersigned with full power of substitution to each,for and in the name of the undersigned and with all the powers the undersigned would possess if personally present,to appear and vote all the shares of Preferred Stock f the undersigned in the Corporation at the Annual Meeting of Shareholders of the Corporation,to be held at the Essex House Hotel,160 Central Park South,New York,New York on Wednesday,May 23,2001,at 9:30 A.M.(Eastern Daylight Savings Time)and at any and all adjournments or postponements thereof,as set forth in the Notice of Annual Meeting of Shareholders and in their discretion to act upon any other matters as may properly come before the meeting.

      A majority of such attorneys as shall be present and shall act at said meeting,or any of them (or if only one of such attorneys shall be present and acts,then that one)shall have and may exercise all the powers of said attorneys hereunder.

      IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED,THE SHARES TO WHICH IT RELATES WILL BE VOTED AS SPECIFIED,BUT IF NO SPECIFICATION IS MADE,THE SHARES TO WHICH IT RELATES WILL BE VOTED FOR THE ELECTION OF THE FOUR NOMINEE DIRECTORS LISTED ON THE REVERSE SIDE;FOR THE RATIFICATION OF DELOITTE &TOUCHE LLP AS AUDITORS;AND AGAINST SHAREHOLDER PROPOSAL NUMBER 3 .THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE FOUR DIRECTORS;FOR RATIFICATION OF DELOITTE &TOUCHE LLP AS AUDITORS;AND AGAINST SHAREHOLDER PROPOSAL NUMBER 3.

(Continued and to be dated and signed on the reverse side)


                                          COVANTA ENERGY CORPORATION
                                          P.O. BOX 11172
                                          NEW YORK, N.Y. 10203-0172

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                          VOTE BY TELEPHONE OR INTERNET
                          24 HOURS A DAY,7 DAYS A WEEK

       TELEPHONE                   INTERNET                        MAIL
      800-648-2104     HTTP://PROXY.SHAREHOLDER.COM/COV

Use any touch-tone         Use the Internet to vote      Mark,sign and date your
telephone to vote your     your proxy. Have your         proxy card and return
proxy.Have your proxy      proxy card in hand when       it in the postage-paid
card in hand when you      you access the                envelope we have
call.You will be           website.You will be           provided.
prompted to enter your     prompted to enter your
control number,located     control number,located
in the box below,and       in the box below,to
then follow the simple     create an electronic
directions.                ballot.

Your telephone or Internet vote            -------------------------------------
authorizes the named proxies to vote       If you have submitted your proxy by
your shares in the same manner as if       telephone or the Internet there is no
you marked,signed and returned the         need for you to mail back your proxy.
proxy card.                                -------------------------------------







                                                    ----------------------------

CALL TOLL-FREE TO VOTE o IT'S FAST AND CONVENIENT        CONTROL NUMBER FOR
-------------------------------------------------   TELEPHONE OR INTERNET VOTING
                   800-648-2104                     ----------------------------
--------------------------------------------------

                    v DETACH PROXY CARD HERE IF YOU ARE NOT v
                         VOTING BY TELEPHONE OR INTERNET
--------------------------------------------------------------------------------

The proposals are fully explained in the enclosed Notice of Annual Meeting of Shareholders and Proxy Statement. To vote your proxy please mark by placing an "X" in the appropriate box, sign and date the Proxy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE FOUR DIRECTORS, "FOR" PROPOSAL 2 AND "AGAINST" PROPOSAL 3.

Proposal 1. Election of the following four nominee directors for a three year term.

            FOR election     |_|   WITHHOLD AUTHORITY     |_|   *EXCEPTIONS  |_|
            of all nominees        to vote for all
            listed below           nominees listed below.

Nominees: 01 - Scott G. Mackin, 02 - Anthony J. Bolland, 03 - Craig
G. Matthews, 04 - Robert E. Smith

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

*Exceptions ____________________________________________________________________

Proposal 2. Ratification of               Proposal 3. Shareholder proposal
            appointment of Deloitte &                 urging the board of
            Touche LLP as auditors of                 directors to obtain prior
            Covanta for the year 2001.                shareholder approval for
                                                      all future agreements that
                                                      provide compensation for
                                                      senior executives if there
                                                      is a change in control of
                                                      the company.

 FOR  |_|  AGAINST  |_|  ABSTAIN  |_|      FOR  |_|  AGAINST  |_|  ABSTAIN  |_|


                                  Check here if you
                                  Consent to future electronic delivery of |_| annual report/proxy statement (see explanation on the last page of the proxy statement)

                                  Discontinue mailing of annual report      |_|
                                  only

                                  Attend annual meeting                     |_|



                                  Dated __________________________________, 2001

                                  ______________________________________________
                                                    Signature

                                  ______________________________________________
                                            Signature, if held jointly

SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

IF YOU PLAN TO ATTEND THE MEETING PLEASE CHECK HERE. |_|

VOTES MUST BE INDICATED IN BLACK OR BLUE INK. |X|

--------------------------------------------------------------------------------

                               PLEASE DETACH HERE

               ^ YOU MUST DETACH THIS PORTION OF THE PROXY CARD ^
                  BEFORE RETURNING IT IN THE ENCLOSED ENVELOPE

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

COMMON

              COVANTA ENERGY CORPORATION -BOARD OF DIRECTORS PROXY

      KNOW ALL MEN BY THESE PRESENT that the undersigned shareholder of COVANTA ENERGY CORPORATION (the "Corporation ")does hereby constitute and appoint Scott G.Mackin and Jeffrey R.Horowitz,and each of them attorneys and proxies for the undersigned with full power of substitution to each,for and in the name of the undersigned and with all the powers the undersigned would possess if personally present,to appear and vote all the shares of Common Stock of the undersigned in the Corporation at the Annual Meeting of Shareholders of the Corporation,to be held at the Essex House Hotel,160 Central Park South,New York,New York on Wednesday,May 23,2001,at 9:30 A.M.(Eastern Daylight Savings Time)and at any and all adjournments or postponements thereof,as set forth in the Notice of Annual Meeting of Shareholders and in their discretion to act upon any other matters as may properly come before the meeting.

      A majority of such attorneys as shall be present and shall act at said meeting,or any of them (or if only one of such attorneys shall be present and acts,then that one)shall have and may exercise all the powers of said attorneys hereunder.

      IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED,THE SHARES TO WHICH IT RELATES WILL BE VOTED AS SPECIFIED,BUT IF NO SPECIFICATION IS MADE, THE SHARES TO WHICH IT RELATES WILL BE VOTED FOR THE ELECTION OF THE FOUR NOMINEE DIRECTORS LISTED ON THE REVERSE SIDE; FOR THE RATIFICATION OF DELOITTE & TOUCHE LLP AS AUDITORS; AND AGAINST SHAREHOLDER PROPOSAL NUMBER 3. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE FOUR DIRECTORS; FOR RATIFICATION OF DELOITTE & TOUCHE LLP AS AUDITORS; AND AGAINST SHAREHOLDER PROPOSAL NUMBER 3.

(Continued and to be dated and signed on the reverse side)

                                          COVANTA ENERGY CORPORATION
                                          P.O. BOX 11173
                                          NEW YORK, N.Y. 10203-0172

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